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                                                                    EXHIBIT 10.6

                             STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT, executed this 20th day of October, 2000, but effective as of October 18, 2000, by and between UNIVERSAL COMPRESSION HOLDINGS, INC., a Delaware corporation ("Holdings"), and MARK L. CARLTON (the "Employee"), who is an Employee of Universal Compression, Inc. ("Universal"), a wholly-owned subsidiary of Holdings.

         WHEREAS, Holdings has agreed to grant to the Employee an option to purchase Holdings Common Stock, $.01 par value per share, (the "Common Stock") pursuant to the terms and conditions of this Agreement in consideration for services to Universal; and


         NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. GRANT OF OPTION. Holdings grants to the Employee an option (the "Option") to purchase 25,000 shares of Common Stock at an Exercise Price per share equal to $28.63. The Option shall expire on the tenth anniversary of the Grant Date, unless sooner terminated under the provisions hereof. This Option is granted under the Universal Compression Holdings, Inc. Incentive Stock Option Plan, as amended (the "Plan"), a copy of which is attached hereto as Exhibit "A" and is incorporated herein by reference, and shall constitute an Incentive Stock Option under Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") to the extent permissible under Section 422(d) of the Code, and otherwise shall be a Non-qualified Stock Option. All capitalized terms not otherwise defined in this Agreement shall have the respective meaning of such terms as defined in the Plan.


         2. OPTION TERMS AND CONDITIONS.

         (a) Exercise of Option. The Option shall become exercisable in accordance with the following schedule:


              Anniversary of Grant Date            Aggregate Amount Exercisable
              -------------------------            ----------------------------
                   October 18, 2001                          33 1/3 %
                   October 18, 2002                          66 2/3 %
                   October 18, 2003                             100 %

provided, however, the Option shall become immediately exercisable upon (i) the acquisition by any Person, other than an Affiliate of Castle Harlan Partners III, L.P. (as defined in the Plan) of fifty-one percent (51%) or more of the Common Stock of Holdings, or (ii) a sale of all or substantially all of the assets of Holdings.

         (b) Termination of Employment.

             (i) Termination due to Death, Disability or Retirement. In the event the Employee's employment with Universal terminates on account of death, Disability (as defined in


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the Plan) or retirement after age 65, the Option shall terminate as of the date of Employee's termination of employment, except for the portion of the Option which is exercisable as of the date of termination of employment, which shall terminate three months following the date of Employee's death, Disability or retirement after age 65.

            (ii) Termination of Employment Without Cause. In the event Universal terminates Employee's employment without Cause (as defined in the Plan), the Option shall terminate as of the date of Employee's termination of employment, except for the portion of the Option which is exercisable as of the date of termination of employment, which shall terminate 30 days following the date of such termination of employment.

            (iii) Termination of Employment for Cause or Voluntary Resignation. In the event the Employee's employment with Universal shall terminate for Cause (as defined in the Plan), or the Employee voluntarily resigns his or her employment with Universal, the Option, whether or not exercisable as of the date of termination of employment, shall terminate in its entirety on the date of termination.

         3. NON-TRANSFERABILITY. No Option granted hereby and no right arising thereunder shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Employee, the Option shall be exercisable only by the Employee. If the Option is exercisable at the date of the Employee's death and is transferred by will or by the laws of descent and distribution, the Option shall be exercisable in accordance with the terms of such Option by the executor or administrator, as the case may be, of the Employee's estate for a period of three (3) months after the date of the Employee's death and shall then terminate.

         4. MODE OF EXERCISE. The Option shall be exercised by giving to Holdings written notice stating (a) the number of shares with respect to which the Option is being exercised, (b) the aggregate Exercise Price for such shares, and (c) the method of payment. At the option of the Employee, such aggregate Exercise Price may be paid: (i) in cash; (ii) with the consent of the Board, which consent may be given or withheld in its sole discretion, by delivery of a promissory note to Holdings payable over a three (3) year period and bearing interest at the prime rate; (iii) with the consent of the Administrator of the Plan, which consent may be given or withheld in its sole discretion, by delivery of shares of Common Stock owned by the Employee having a Fair Market Value (as determined by Section 5 below) equal in amount to the aggregate Exercise Price of the Option being exercised; (iv) by any combination of (i), (ii) and (iii); or (v) with the consent of the Administrator of the Plan, which consent may be given or withheld in its sole discretion, by cancellation of a portion of the Option as determined by the Administrator of the Plan.

         5. FAIR Market value of Common Stock. The "Fair Market Value" of the Common Stock on any day shall be determined by the Board as follows: (i) if the Common Stock is listed on a national securities exchange or quoted through the NASDAQ National Market System, the Fair Market Value on any day shall be the average of the high and low reported Consolidated Trading sales prices, or if no such sale is made on such day, the average of the closing bid and asked prices reported on the Consolidated Trading listing for such day; (ii) if the Common Stock is quoted on the NASDAQ inter-dealer quotation system, the Fair Market Value on any day shall be the average of the representative bid and asked prices at the close of business for such day; (iii) if the Common Stock is not listed on a national stock exchange or quoted on NASDAQ, the Fair Market Value on any day shall be the average of the high bid and




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low asked prices reported by the National Quotation Bureau, Inc. for such day;
or (iv) if none of clauses (i) - (iii) are applicable, the Fair Market Value as may be determined by the Board or the Administrator of the Plan, there being no obligation to make such determination.

         6. OPTION SUBJECT TO SECURITIES AND OTHER REGULATIONS. The Option granted hereunder and the obligation of Holdings to sell and deliver shares under such Option shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Holdings, in its discretion, may postpone the issuance or delivery of shares upon any exercise of the Option until completion of any stock exchange listing, or other qualification of such shares under any state or federal law, rule or regulation as Holdings may consider appropriate, and may require the Employee, his or her beneficiary or his or her legal representative to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

         Upon demand by the Board, the Employee (or any person acting under Section 3 above) shall deliver to the Board at the time of exercise of the Option a written representation that the shares to be acquired upon the exercise of the Option are being acquired for his or her own account and not with a view to, or for resale in connection with, any distribution in violation of federal or state securities laws. Upon such demand, delivery of such representation prior to the delivery of any shares issued upon exercise of the Option shall be a condition precedent to the right of the Employee or such other person to purchase any shares.

         7. NO RIGHTS AS STOCKHOLDER PRIOR TO EXERCISE OF OPTION. The Participant shall not have any rights as a stockholder with respect to any shares subject to the Option prior to the date on which the Employee is recorded as the holder of such shares on the records of Holdings.

         8. NO RIGHTS WITH RESPECT TO CONTINUANCE OF EMPLOYMENT. Neither the grant of the Option nor any action taken with respect thereto shall be construed as giving the Employee the right to be retained in the employ of Universal or any subsidiary or affiliate, nor shall it interfere in any way with the right of Universal or any such subsidiary or affiliate to terminate any Employee's employment at any time for any reason, or for no reason at all.

         9. TAXES. Holdings may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all Federal, state, local and other taxes required by law to be withheld with respect to the Option including, but not limited to: (i) reducing the number of shares of Common Stock otherwise deliverable, based upon their Fair Market Value on the date of exercise, to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under this Agreement; (ii) deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Employee; or (iii) requiring the Employee, his or her beneficiary or his or her legal representative to pay to Holdings the amount required to be withheld or to execute such documents as Holdings deems necessary or desirable to enable it to satisfy its withholding obligations as a condition of releasing the Common Stock.

         10. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contract made and to be performed entirely within such state.



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         11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.


         12. NOTICES. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telecopied with confirmed receipt, sent by certified, registered, or express mail, postage prepaid, or sent by a national next-day delivery service to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice, and shall be deemed given when so delivered personally or telecopied, or if mailed, 2 days after the date of mailing, or, if by national next-day delivery service, on the day after delivery to such service as follows:


                      (i)     if to Holdings, at:

                              Universal Compression Holdings, Inc.
                              4440 Brittmoore Road
                              Houston, Texas 77041-8004
                              Attention:  Richard FitzGerald,
                              Senior Vice President and
                              Chief Financial Officer
                              Telecopier No.:  (713) 466-6720

                              with a copy to:

                              Universal Compression, Inc.
                              4440 Brittmoore Road
                              Houston, Texas  77041-8004
                              Attention:  Valerie L. Banner,
                              Senior Vice President and General Counsel
                              Telecopier No.:  (713) 466-6720

                      (ii)    if to Employee, to him or her at:

                              Universal Compression, Inc.
                              4440 Brittmoore Road
                              Houston, Texas 77041-8004

         13. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not in any manner define or limit the scope or intent of any provisions of this Agreement.

         14. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement, or any part thereof, is held by a court of competent jurisdiction or any foreign federal, state, county or local government or any other governmental, regulatory or administrative agency or authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.



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         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed this Agreement effective as of the Grant Date above mentioned.



                                 EMPLOYEE


                                 /s/ MARK L. CARLTON
                                 ------------------------------------------
                                 MARK L. CARLTON






                                 UNIVERSAL COMPRESSION HOLDINGS, INC.


                                 /S/ STEPHEN A. SNIDER
                                 ------------------------------------------
                                 Stephen A. Snider
                                 President and Chief Executive Officer



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